Press Release

Enova Reports Annual Results for 2007 Fiscal Year

Delivers Record 384 Drive Systems in 2007, including more than 200 Drive Systems on improved gross margins in fourth quarter

TORRANCE, CA March 26, 2008 – Enova Systems, (AMEX: ENA and AIM: ENV and ENVS), a production company in an emerging industry and a leading developer of proprietary electric, hybrid and fuel cell digital power management systems has filed its 2007 Annual Report on Form 10-K.

Enova President and CEO Mike Staran commented, “We are excited about our results for the year. In 2007, Enova has demonstrated the increasing acceptance of our drive system in the full range of target production applications. I anticipate that 2008 will be a defining year for Enova”

Highlights of 2007 Results:

-Total 2007 net loss was $9,347,000 on $9,175,000 in revenue for the year. Total fourth quarter 2007 net loss was $3,479,000 on $4,032,000 in revenue.

-Gross loss for the year ended 2007 was 6% on sales of $9,175,000, compared to a gross loss of 74% on sales of $1,666,000 for the year ended 2006.

-Gross loss for the quarter ended December 31, 2007 was effectively zero on $4,032,000 in sales, compared to a gross loss of 53% on $593,000 in sales for the same period in 2006.

-In 2007, Enova delivered 384 systems, representing a ten-fold increase in delivery volume from 2006, predominantly driven by increased sales to Tanfield and IC Corp-Navistar in 2007.

-In 2007, Enova realized significant traction with customers such as IC Corp-Navistar, Tanfield and Wrightbus.

In 2008, Enova expects additional growth with continued commitments from First Auto Works, IC Corp-Navistar, Wrightbus, and Tanfield, plus additional development work with Isuzu, Verizon, Cox, and other fleet operators.

Enova CFO, Jarett Fenton added, “ In the fourth quarter of 2007, we began to transition from in-house manufacturing to supplier-based manufacturing. The improvement in gross margins in the fourth quarter is an early indication that these measures are proving effective. As we continue to mature suppliers and negotiate with our vendors, we expect this trend in gross margins to continue.”

About Enova:
Enova Systems (http://www.enovasystems.com) is a leading supplier of efficient, environmentally friendly digital power components and systems products. The Company’s core competencies are focused on the development and commercialization of power management and conversion systems for mobile applications. Enova applies unique ‘enabling technologies’ in the areas of alternative energy propulsion systems for light and heavy-duty vehicles as well as power conditioning and management systems for distributed generation systems. The Company develops, designs and produces non-invasive drive systems and related components for electric, hybrid-electric, and fuel cell powered vehicles in both the “new” and “retrofit” vehicle sales market. For further information, contact Enova Systems directly, or visit its Web site at http://www.enovasystems.com.

ENOVA SYSTEMS, Inc.
1560 West 190th Street
Torrance, CA 90501
310-527-2800
Contact: Jarett Fenton, Chief Financial Officer/Investor Relations

Additional Information:
This news release contains forward-looking statements relating to Enova Systems and its products that are intended to be covered by the safe harbor for forward-looking statements provided by the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements that are not historical facts. These statements can be identified by the use of forward-looking terminology such as “believe,” “expect,” “may,” “will,” “should,’’ “could,” “project,” “plan,’’ “seek,” “intend,’’ or “anticipate’’ or the negative thereof or comparable terminology and statements about industry trends and Enova’s future performance, operations and products, improvement in gross margins, growth expectations, and additional customer deliveries. These forward-looking statements are subject to and qualified by certain risks and uncertainties. These and other risks and uncertainties are detailed from time to time in Enova Systems’ periodic filings with the Securities and Exchange Commission, including but not limited to Enova’s annual report on Form 10-K for the year ended December 31, 2007.